As filed with the Securities and Exchange Commission on May 12, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TANGO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

85-1195036

(I.R.S. Employer

Identification Number)

201 Brookline Avenue, Suite 901

Boston, MA 02215

(857) 320-4900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Barbara Weber, M.D.

President and Chief Executive Officer

201 Brookline Avenue, Suite 901

Boston, MA 02215

(857) 320-4900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom, Esq. Marishka DeToy, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Douglas Barry, Esq. Chief Legal Officer, Chief Compliance Officer and Corporate Secretary Tango Therapeutics, Inc. 201 Brookline Avenue, Suite 901 Boston, MA 02215 (857) 320-4900

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this registration statement with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process to replace our prior registration statement (File No. 333-267224) (the “Prior Registration Statement”) that will expire on September 12, 2025, in accordance with applicable SEC regulations. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. Under this registered “shelf,” in the future, we may, from time to time, sell any combination of the securities described herein, in one or more offerings, up to a maximum aggregate offering price of $400,000,000.

This registration statement contains two prospectuses:

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a base prospectus, which covers the offering, issuance and sale by us of up to a maximum aggregate offering price of $400,000,000 of our common stock, preferred stock, debt securities, warrants to purchase our common stock, and/or units from time to time in one or more offerings; and

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a sale agreement prospectus supplement covering the offering, issuance and sale by us of up to a maximum aggregate offering price of up to $100,000,000 of our common stock that may be issued and sold from time to time under an Open Market Sale AgreementSM, or the sale agreement, which we entered into with Jefferies LLC, as sales agent in September 2022.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sale agreement prospectus supplement immediately follows the base prospectus. The $100,000,000 of common stock that may be offered, issued and sold under the sale agreement prospectus supplement is included in the $400,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the sale agreement, any portion of the $100,000,000 included in the sale agreement prospectus supplement that is not sold pursuant to the sale agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares of common stock are sold under the sale agreement, the full $400,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May 12, 2025

PROSPECTUS

$400,000,000

Tango Therapeutics, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell, from time to time issue, in one or more series or classes, up to $400,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities, warrants and/or units, in any combination, together or separately, in one or more offerings in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement to this prospectus and any related free writing prospectus.

We may offer these securities separately or together in units. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will specify the terms of the securities being offered. See “Plan of Distribution” in this prospectus. We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions, or discount arrangements, in the applicable prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock is listed on The Nasdaq Global Market under the symbol “TNGX.” On May 8, 2025, the closing price for our common stock, as reported on The Nasdaq Global Market, was $1.10 per share.

Investing in these securities involves certain risks. See “Risk Factors” on page 2 of this prospectus as well as those included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $400,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with any accompanying prospectus supplement, contains important information you should know before investing in our securities, including important information about us and the securities being offered. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” beginning on page 24 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates. This prospectus, any applicable prospectus supplement and the information incorporated herein or therein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We have not independently verified the accuracy and completeness of such data.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY AN ADDITIONAL PROSPECTUS OR A PROSPECTUS SUPPLEMENT.

As used in this prospectus, unless the context otherwise requires, references to “Tango,” “company,” “we,” “us” and “our” refer to Tango Therapeutics, Inc. and, where appropriate, our subsidiaries.

We were formerly known as BCTG Acquisition Corp. (“BCTG”) and were incorporated in Delaware in May 2020 as a special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business. On August 10, 2021, we consummated the merger pursuant to the Agreement and Plan of Merger, dated as of April 13, 2021, by and among BCTG, BCTG Merger Sub Inc. and Tango Therapeutics Sub, Inc. Upon the consummation of the merger, we changed our name to “Tango Therapeutics, Inc.” We own various U.S. federal trademark applications and unregistered trademarks, including our company name. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth in our filings with the SEC that are incorporated by reference herein and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and the other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements relate to, among others, our plans, objectives and expectations for our business, operations and financial performance and condition, and can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project,” “seek,” “endeavor,” “target,” “continue” and similar expressions that do not relate solely to historical matters. Forward-looking statements are based on management’s belief and assumptions and on information currently available to management. Although we believe that the expectations reflected in forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

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the initiation, timing, progress, results, and cost of our research and development programs and our current and future preclinical studies and clinical trials and combination clinical trials, including statements regarding the timing of IND filings and acceptance, active enrollment and dosing in clinical trials (including combination clinical trials), future plans for dose expansions and dose escalations, and initiation and completion of studies or clinical trials (including combination trials), plans for filing a registrational trial and initiating a combination clinical trial in TNG462, and related preparatory work for each, plans for the TNG456 clinical trial, and the period during which the results of the clinical trials (including initial and final trial results) will become available (such as the clinical data update from the ongoing TNG462 clinical trial and the data from the ongoing TNG260 clinical trial, both expected in the second half of 2025);

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our ability to discover and develop product candidates efficiently (including the advancement of development candidates on the timelines identified and the ability to identify and contract with clinical trial sites and investigators to use our product candidates in trials);

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our ability and potential (or those of third parties) to manufacture our drug product, drug substance and product candidates successfully for preclinical use, for clinical trials and on a larger scale for commercial use, if approved;

∎	the ability and willingness of our third-party strategic collaborators to license and to continue research and development activities relating to our development candidates and product candidates;

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our ability to obtain funding for our operations necessary to complete further research, development and commercialization of our product candidates (and that existing cash, cash equivalents and marketable securities will enable us to fund our operating expenses and capital expenditure requirements into the first quarter of 2027);

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our ability to obtain and, if approved, maintain regulatory approval of our product candidates (as well as approval or clearance of screening tests and companion diagnostic tests for our product candidates) and the potential paths to approval for TNG462 in MTAP-deleted pancreatic and lung cancer;

∎	our ability to commercialize our products, if approved;

∎	the pricing and reimbursement of our product candidates, if approved;

∎	the implementation of our business model, and strategic plans for our business and product candidates;

∎	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and our ability to enforce our intellectual property rights;

∎	estimates of our future expenses, capital requirements, and our need for additional financing;

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the potential benefits of strategic collaboration agreements, our ability to enter into strategic collaborations or arrangements, and our ability to attract collaborators with development, regulatory and commercialization expertise;

∎	future agreements with third parties in connection with the commercialization of product candidates (if approved) and any other approved products;

∎	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;

∎	our financial performance, including the expectation that we will continue to incur operating losses and negative cash flow;

∎	the rate and degree of market acceptance of our product candidates, if approved;

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regulatory developments in the United States and foreign countries, including product approval requirements and pricing regulations by U.S. regulatory authorities (such as the Centers for Medicare & Medicaid Services) and foreign regulatory authorities;

∎	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

∎	our ability (or the ability of third parties with whom we contract) to produce our products or product candidates with advantages in turnaround times or manufacturing cost;

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our ability to deliver the deep, sustained target inhibition necessary to optimize tumor response and clinical benefit as a result of the unique ability of synthetic lethal targeting to spare normal cells, as well as the success of competing therapies that are or may become available;

∎	our ability to attract and retain key scientific or management personnel;

∎	the impact of laws and regulations;

∎	developments relating to our competitors and industry;

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the impact of trade restrictions (such as sanctions or tariffs); regulatory requirements, legal actions, or enforcement; inflation rates; and inadequate funding for government agencies on our business, financial condition, and results of operations;

∎	the effect of public health crises on our business operations, including but not limited to our preclinical studies and clinical trials and any future studies or trials;

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the expected benefits of the use of our drugs in patients as single agents and/or in combination, including our beliefs that: TNG462 has the potential to be a best-in-class molecule; and preclinical studies demonstrate TNG456 brain exposure has the potential to be sufficient for meaningful efficacy in GBM; and

∎	other risks and uncertainties, including those under the caption “Risk Factors.”

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

We may from time-to-time provide estimates, projections and other information concerning our industry, our business and the markets for our programs, product candidates and collaborations. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market, and other data from our own internal estimates and research as well as from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties and are subject to change based on various factors. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus and the documents that we reference therein and have filed with the SEC as exhibits thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. These estimates involve numerous assumptions, are subject to risks and uncertainties and are subject to change based on various factors, including those discussed under “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, and the section of any accompanying prospectus supplement entitled “Risk Factors.”

OUR COMPANY

Overview

Tango Therapeutics was founded with a clear mission: to discover the next wave of targeted therapies in oncology by addressing the specific genetic alterations that drive cancer. We develop new drugs directed at tumor suppressor gene loss in defined patient populations with high unmet medical need. Tumor suppressor gene loss remains a largely unaddressed target space specifically because these genetic events cannot be directly targeted. Our novel small molecules are designed to be selectively active in cancer cells with specific genetic alterations, killing those cancer cells while sparing normal cells. We also are extending this target space beyond the classic, cell-autonomous effects of tumor suppressor gene loss to include the discovery of novel targets that reverse tumor suppressor gene mediated immune evasion which prevents the immune system from recognizing and killing cancer cells. We believe our approach will provide the ability to deliver deep, durable target inhibition with favorable tolerability and safety profiles, thus potentially maximizing clinical benefit.

We are currently developing two MTA-cooperative PRMT5 inhibitors: TNG462 for non-CNS cancers, including pancreatic and lung cancer, and TNG456, our next-generation, brain-penetrant PRMT5 inhibitor, for CNS cancers, including GBM.

TNG260 is a first-in-class CoREST inhibitor, which in preclinical studies reversed the immune evasion effect of STK11 loss-of-function mutations. TNG260 has a favorable safety, tolerability and pharmacokinetic profile in dose escalation and clinical proof-of-mechanism has now been established based on pharmacodynamic data from on-treatment patient biopsies.

TNG961 is a development candidate targeting HBS1L in FOCAD-deleted solid tumors. FOCAD deletion occurs in 20-40% of all MTAP-deleted cancers. FOCAD deletion is common in NSCLC, occurring in ~7% of these patients. 20-40% of cancers with MTAP deletion have a coincident FOCAD deletion on chromosome 9, and cancers with FOCAD deletion are dependent on HBS1L for mRNA processing, thus protein synthesis. By degrading HBS1L and disrupting the HBS1L/PELO complex, TNG961 causes tumor regression in FOCAD-deleted preclinical models of multiple histologies.

Corporate History and Information

Tango Therapeutics, Inc. was incorporated in Delaware on May 21, 2020 under the name BCTG Acquisition Corp. On April 13, 2021, BCTG Acquisition Corp., BCTG Merger Sub Inc. and Tango Therapeutics, Inc. (now known as Tango Therapeutics Sub, Inc.) signed a definitive merger agreement (the “Merger Agreement”). Tango Therapeutics, Inc., prior to August 10, 2021, is referred to herein as Old Tango. Pursuant to the Merger Agreement, the business combination (“Business Combination”) was approved on August 9, 2021 by shareholders of BCTG Acquisition Corp. (“BCTG”), resulting in BCTG acquiring 100% of Old Tango’s issued and outstanding equity securities on August 10, 2021. As a result of the Business Combination, Tango Therapeutics, Inc. was renamed Tango Therapeutics Sub, Inc. (and is sometimes referred to as Old Tango) and BCTG was renamed “Tango Therapeutics, Inc.”

Our principal corporate office is located at 201 Brookline Avenue, Suite 901, Boston, MA 02215, and our telephone number is 857-320-4900. Our website address is https://tangotx.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of any security under this prospectus primarily for general corporate purposes, including funding working capital, operating expenses and to fund the research and development of our product candidates, including manufacturing and clinical trial expenses. We may also use the proceeds to make acquisitions or investments in businesses, products or technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending these uses, we may invest the net proceeds from this offering in short-term U.S. Treasury securities or other securities in accordance with our investment policy, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

SECURITIES THAT MAY BE OFFERED

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our certificate of incorporation, our bylaws, and applicable provisions of Delaware corporate law. You should read our certificate of incorporation and our bylaws, in each case, as amended and supplemented, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Authorized and Outstanding Stock

Our certificate of incorporation authorizes the issuance of 210,000,000 shares, consisting of 200,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value, all of which shares of preferred stock are undesignated.

Common Stock

Our certificate of incorporation provides the following with respect to the rights, powers, preferences and privileges of the common stock.

Voting Power. Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of Tango’s directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends. Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up. In the event of Tango’s voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of Tango’s assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

Listing of Securities

Our common stock is listed on the Nasdaq Global Market under the symbol “TNGX”.

Transfer Agent

The transfer agent for our common stock is Computershare Trust Company, N.A.

Preferred stock

Our board of directors will have the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. No shares of convertible preferred stock are outstanding, and we have no present plan to issue any shares of convertible preferred stock.

Registration Rights

Certain of our stockholders (“Holders”) hold registration rights pursuant to an amended and restated registration and stockholder rights agreement (the “Amended and Restated Registration and Stockholder Rights Agreement”).

Stockholders holding a majority-in-interest of such registrable securities are entitled to make a written demand for registration under the Securities Act of 1933, as amended (the “Securities Act”), of all or part of their registrable securities.

In particular, the Amended and Restated Registration and Stockholder Rights Agreement provides for the following registration rights:

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Shelf registration/demand registration rights. At any time and from time to time when an effective shelf registration statement is on file with the SEC, a Holder may request to sell all or any portion of such Holder’s registrable securities by means of an underwritten takedown off of the shelf registration statement, except that we are only obligated to effect such underwritten shelf takedown if such offering will include registrable securities proposed to be sold by the requesting Holder, either individually or together with other requesting Holders, with a total offering price reasonably expected to exceed, in the aggregate, $20.0 million. Additionally, we are not required to effect more than one underwritten shelf takedown in any six-month period.

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Piggyback registration rights. Subject to exceptions for certain offerings and registration statements, if at any time, we propose to file a registration statement under the Securities Act, in connection with an offering of our equity securities or securities or other obligations exercisable or exchangeable for, or convertible into, our equity securities, either for our own account or for the account of other stockholders, the Holders are entitled to include their registrable securities in such registration statement.

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Indemnification. The Amended and Restated Registration and Stockholder Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify Holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and Holders of registrable securities are obligated to indemnify us for material misstatements or omissions attributable to them.

Expiration of Registration Rights

The registration rights granted under the Amended and Restated Registration and Stockholder Rights Agreement will terminate on the earlier of (i) the 10th anniversary of the date of the agreement and (ii) with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and Delaware Law

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below:

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permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

∎	provide that the authorized number of directors may be changed only by resolution of our board of directors;

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provide that, subject to the rights of any series of preferred stock to elect directors, directors may be removed only with cause by the holders of at least two thirds (2/3) of all of our then-outstanding shares of the capital stock entitled to vote at an election of directors;

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provide that, subject to the rights of any series of preferred stock to fill director vacancies, all director vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

∎	provide that special meetings of our stockholders may be called by our board of directors pursuant to a resolution adopted by a majority of the total number of directors then in office;

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provide that our board of directors will be divided into three classes of directors, with the directors serving three-year terms, therefore making it more difficult for stockholders to change the composition of our board of directors;

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provide that any amendment of our certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, limitation of liability and certificate of incorporation must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class;

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our Bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth by law or in the bylaws; and may also be amended by the affirmative vote of 75% of the outstanding shares entitled to vote on the amendment; provided, however, if our board of directors recommends such amendment to be voted on at a meeting of the stockholders, such amendment only requires the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment and

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not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

Delaware Anti-Takeover Law

Tango has opted out of Section 203 of the Delaware General Corporation Law (the “DGCL”). Section 203 of the DGCL prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” (i.e. a stockholder owning 15% or more of company’s voting stock) for three years following the time that the “interested stockholder” becomes such, subject to certain exceptions.

Exclusive Jurisdiction of Certain Actions

Our bylaws require, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, that derivative actions brought in the name of Tango, actions against any current or former directors, officers and employees for breach of fiduciary duty, actions asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or our bylaws, actions to interpret, apply, enforce or determine the validity of our certificate of incorporation or our bylaws and actions asserting a claim governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware (the “Delaware Forum Provision”). The Delaware Forum Provision will not apply to any causes of action arising under the Securities Act and the Securities Exchange Act of 1934. Our bylaws further provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. We refer to such provision as the Federal Forum Provision. Our bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the Delaware Forum Provision and the Federal Forum Provision; provided, however, that stockholders cannot and will not be deemed to have waived our compliance with the U.S. federal securities laws and the rules and regulations thereunder.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from, reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount” (“OID”) for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

∎	the title of the series of debt securities;

∎	any limit upon the aggregate principal amount that may be issued;

∎	the maturity date or dates;

∎	the form of the debt securities of the series;

∎	the applicability of any guarantees;

∎	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

∎	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

∎

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

∎

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

∎	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

∎

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

∎

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

∎	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

∎

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

∎

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

∎

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

∎	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

∎	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

∎

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

∎	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

∎	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

∎	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

∎	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

∎	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

∎

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

∎	any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than any subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

∎

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

∎

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

∎

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

∎	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

∎	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

∎	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

∎	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

∎	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

∎	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

∎	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

∎	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

∎

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

∎	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

∎	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

∎	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

∎	extending the fixed maturity of any debt securities of any series;

∎	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

∎	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

∎	provide for payment;

∎	register the transfer or exchange of debt securities of the series;

∎	replace stolen, lost or mutilated debt securities of the series;

∎	pay principal of and premium and interest on any debt securities of the series;

∎	maintain paying agencies;

∎	hold monies for payment in trust;

∎	recover excess money held by the trustee;

∎	compensate and indemnify the trustee; and

∎	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

∎

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

∎	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

∎	the offering price and aggregate number of warrants offered;

∎	the currency for which the warrants may be purchased;

∎	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

∎	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

∎

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

∎

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

∎	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

∎	the terms of any rights to redeem or call the warrants;

∎	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

∎	the periods during which, and places at which, the warrants are exercisable;

∎	the manner of exercise;

∎	the dates on which the right to exercise the warrants will commence and expire;

∎	the manner in which the warrant agreement and warrants may be modified;

∎	federal income tax consequences of holding or exercising the warrants;

∎	the terms of the securities issuable upon exercise of the warrants; and

∎	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

∎	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

∎	any provisions of the governing unit agreement;

∎	the price or prices at which such units will be issued;

∎	the applicable United States federal income tax considerations relating to the units;

∎	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

∎	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

∎	to cure any ambiguity;

∎	any provisions of the governing unit agreement that differ from those described below;

∎	to correct or supplement any defective or inconsistent provision; or

∎	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

∎

impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

∎

reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

∎	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

∎

If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

∎

Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

∎

Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

∎

If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through market makers or into an existing market for the securities; or (v) through a combination of any of these methods or any other method permitted by law. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices, either:

∎

on or through the facilities of The Nasdaq Global Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

∎	to or through a market maker otherwise than on The Nasdaq Global Market or such other securities exchanges or quotation or trading services.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

∎	at a fixed price, or prices, which may be changed from time to time;

∎	at market prices prevailing at the time of sale;

∎	at prices related to such prevailing market prices; or

∎	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

∎	the name of the agent or any underwriters;

∎	the public offering or purchase price;

∎	any discounts and commissions to be allowed or paid to the agent or underwriters;

∎	all other items constituting underwriting compensation;

∎	any discounts and commissions to be allowed or paid to dealers; and

∎	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sale agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

∎

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

∎

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market, other than the shares of Common Stock, which are listed on Nasdaq Global Market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Any underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Goodwin Procter LLP, Boston, Massachusetts. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s incurrence of significant operating losses and expectation to continue generating operating losses and negative cash flows from operations for the foreseeable future as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our investor website at https://ir.tangotx.com/. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to Tango Therapeutics, Inc., 201 Brookline Avenue, Suite 901, Boston, MA 02215, Attention: Corporate Secretary.

This prospectus is part of a registration statement on Form S-3 we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

∎	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025;

∎

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2024 from our amended definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on April 24, 2025;

∎	Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 12, 2025; and

∎

The description of our common stock contained in our Registration Statement on Form 8-A filed on September  2, 2020, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2024.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

201 Brookline Avenue, Suite 901

Boston, MA 02215

Attn: Corporate Secretary

(857) 320-4900

$400,000,000

Tango Therapeutics, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PROSPECTUS

    , 2025

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement of which this prospectus supplement forms a part filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to completion, dated May 12, 2025

PROSPECTUS SUPPLEMENT

(To Prospectus dated     , 2025)

Up to $100,000,000

Common Stock

We have previously entered into an Open Market Sale AgreementSM, or the sale agreement, with Jefferies LLC, or Jefferies, dated September 1, 2022, relating to the sale of shares of our common stock, offered by the prospectus supplement and the accompanying prospectus. In accordance with the terms of the sale agreement, under this prospectus supplement, we may offer and sell shares of our common stock, $0.001 par value per share, having an aggregate offering price of up to $100,000,000 from time to time through Jefferies, acting as our sales agent.

Our common stock is listed on The Nasdaq Global Market under the symbol “TNGX.” On May 8, 2025, the closing sale price of our common stock on The Nasdaq Global Market was $1.10 per share.

Sales of our common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to compensation under the terms of the sale agreement at a commission rate of up to 3.0% of the gross proceeds of any shares of common stock sold under the sale agreement. In connection with the sale of our common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. See “Plan of Distribution” beginning on page S-14 for additional information regarding the compensation to be paid to Jefferies. We have also agreed to provide indemnification and contribution to Jefferies against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement concerning factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is    , 2025.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this registration statement, we may offer shares of our common stock having an aggregate offering price of up to $400,000,000. Under this prospectus supplement, we may offer shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering. The $100,000,000 of shares of our common stock that may be sold under this prospectus supplement are included in the $400,000,000 of shares of common stock that may be sold under the registration statement.

Before buying any of the shares of common stock offered hereby, we urge you to read carefully this prospectus supplement, together with the information incorporated herein by reference as described below under the heading “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus supplement or any accompanying prospectus supplement and your reliance on any unauthorized information or representation is at your own risk. This prospectus supplement may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date of this prospectus supplement and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, or any sale of our common stock. Our business, financial condition and results of operations may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made (and such representations, warranties and covenants may be qualified by schedules that are not publicly available). Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise stated, all references in this prospectus supplement to “we,” “us,” “our,” “Tango,” “the Company” and similar designations refer, collectively, to Tango Therapeutics, Inc., a Delaware corporation, and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents that we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements relate to, among others, our plans, objectives and expectations for our business, operations and financial performance and condition, and can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project,” “seek,” “endeavor,” “target,” “continue” and similar expressions that do not relate solely to historical matters. Forward-looking statements are based on management’s belief and assumptions and on information currently available to management. Although we believe that the expectations reflected in forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.

∎

the initiation, timing, progress, results, and cost of our research and development programs and our current and future preclinical studies and clinical trials and combination clinical trials, including statements regarding the timing of IND filings and acceptance, active enrollment and dosing in clinical trials (including combination clinical trials), future plans for dose expansions and dose escalations, and initiation and completion of studies or clinical trials (including combination trials), plans for filing a registrational trial and initiating a combination clinical trial in TNG462, and related preparatory work for each, plans for the TNG456 clinical trial, and the period during which the results of the clinical trials (including initial and final trial results) will become available (such as the clinical data update from the ongoing TNG462 clinical trial and the data from the ongoing TNG260 clinical trial, both expected in the second half of 2025);

∎

our ability to discover and develop product candidates efficiently (including the advancement of development candidates on the timelines identified and the ability to identify and contract with clinical trial sites and investigators to use our product candidates in trials);

∎

our ability and potential (or those of third parties) to manufacture our drug product, drug substance and product candidates successfully for preclinical use, for clinical trials and on a larger scale for commercial use, if approved;

∎	the ability and willingness of our third-party strategic collaborators to license and to continue research and development activities relating to our development candidates and product candidates;

∎

our ability to obtain funding for our operations necessary to complete further research, development and commercialization of our product candidates (and that existing cash, cash equivalents and marketable securities will enable us to fund our operating expenses and capital expenditure requirements into the first quarter of 2027);

∎

our ability to obtain and, if approved, maintain regulatory approval of our product candidates (as well as approval or clearance of screening tests and companion diagnostic tests for our product candidates) and the potential paths to approval for TNG462 in MTAP-deleted pancreatic and lung cancer;

∎	our ability to commercialize our products, if approved;

∎	the pricing and reimbursement of our product candidates, if approved;

∎	the implementation of our business model, and strategic plans for our business and product candidates;

∎	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and our ability to enforce our intellectual property rights;

∎	estimates of our future expenses, capital requirements, and our need for additional financing;

∎

the potential benefits of strategic collaboration agreements, our ability to enter into strategic collaborations or arrangements, and our ability to attract collaborators with development, regulatory and commercialization expertise;

∎	future agreements with third parties in connection with the commercialization of product candidates (if approved) and any other approved products;

∎	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;

∎	our financial performance, including the expectation that we will continue to incur operating losses and negative cash flow;

∎	the rate and degree of market acceptance of our product candidates, if approved;

∎

regulatory developments in the United States and foreign countries, including product approval requirements and pricing regulations by U.S. regulatory authorities (such as the Centers for Medicare & Medicaid Services) and foreign regulatory authorities;

∎	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

∎	our ability (or the ability of third parties with whom we contract) to produce our products or product candidates with advantages in turnaround times or manufacturing cost;

∎

our ability to deliver the deep, sustained target inhibition necessary to optimize tumor response and clinical benefit as a result of the unique ability of synthetic lethal targeting to spare normal cells, as well as the success of competing therapies that are or may become available;

∎	our ability to attract and retain key scientific or management personnel;

∎	the impact of laws and regulations;

∎	developments relating to our competitors and industry;

∎

the impact of trade restrictions (such as sanctions or tariffs; regulatory requirements, legal actions, or enforcement; inflation rates; and inadequate funding for government agencies on our business, financial condition, and results of operations;

∎	the effect of public health crises on our business operations, including but not limited to our preclinical studies and clinical trials and any future studies or trials;

∎

the expected benefits of the use of our drugs in patients as single agents and/or in combination, including our beliefs that: TNG462 has the potential to be a best-in-class molecule; and preclinical studies demonstrate TNG456 brain exposure has the potential to be sufficient for meaningful efficacy in GBM; and

∎	other risks and uncertainties, including those under the caption “Risk Factors.”

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, including the documents that we incorporate by reference, particularly in our “critical accounting estimates” described in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Use of Estimates” and in Part I, Item 1A “Risk Factors” of our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC, which are incorporated by reference in this prospectus supplement, and in the “Risk Factors” section of this prospectus supplement, that could cause actual results or events to differ materially from the forward-looking statements that we make.

You should read this prospectus supplement, including the documents that we incorporate by reference, completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider before investing in our common stock. You should read this prospectus supplement carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-8 of this prospectus supplement and in Part I, Item 1A “Risk Factors” of our most recent annual report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement, which is incorporated by reference in this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement, before making an investment decision.

Company Overview

Tango Therapeutics was founded with a clear mission: to discover the next wave of targeted therapies in oncology by addressing the specific genetic alterations that drive cancer. We develop new drugs directed at tumor suppressor gene loss in defined patient populations with high unmet medical need. Tumor suppressor gene loss remains a largely unaddressed target space specifically because these genetic events cannot be directly targeted. Our novel small molecules are designed to be selectively active in cancer cells with specific genetic alterations, killing those cancer cells while sparing normal cells. We also are extending this target space beyond the classic, cell-autonomous effects of tumor suppressor gene loss to include the discovery of novel targets that reverse tumor suppressor gene mediated immune evasion which prevents the immune system from recognizing and killing cancer cells. We believe our approach will provide the ability to deliver deep, durable target inhibition with favorable tolerability and safety profiles, thus potentially maximizing clinical benefit.

We are currently developing two MTA-cooperative PRMT5 inhibitors: TNG462 for non-CNS cancers, including pancreatic and lung cancer, and TNG456, our next-generation, brain-penetrant PRMT5 inhibitor, for CNS cancers, including GBM.

TNG260 is a first-in-class CoREST inhibitor, which in preclinical studies reversed the immune evasion effect of STK11 loss-of-function mutations. TNG260 has a favorable safety, tolerability and pharmacokinetic profile in dose escalation and clinical proof-of-mechanism, has now been established based on pharmacodynamic data from on-treatment patient biopsies.

TNG961 is a development candidate targeting HBS1L in FOCAD-deleted solid tumors. FOCAD deletion occurs in 20-40% of all MTAP-deleted cancers. FOCAD deletion is common in NSCLC, occurring in ~7% of these patients. 20-40% of cancers with MTAP deletion have a coincident FOCAD deletion on chromosome 9, and cancers with FOCAD deletion are dependent on HBS1L for mRNA processing, thus protein synthesis. By degrading HBS1L and disrupting the HBS1L/PELO complex, TNG961 causes tumor regression in FOCAD-deleted preclinical models of multiple histologies.

Corporate History and Information

Tango Therapeutics, Inc. was incorporated in Delaware on May 21, 2020 under the name BCTG Acquisition Corp. On April 13, 2021, BCTG Acquisition Corp., BCTG Merger Sub Inc. and Tango Therapeutics, Inc. (now known as Tango Therapeutics Sub, Inc.) signed a definitive merger agreement (the “Merger Agreement”). Tango Therapeutics, Inc., prior to August 10, 2021, is referred to herein as Old Tango. Pursuant to the Merger Agreement, the business combination (“Business Combination”) was approved on August 9, 2021 by shareholders of BCTG Acquisition Corp. (“BCTG”), resulting in BCTG acquiring 100% of Old Tango’s issued and outstanding equity securities on August 10, 2021. As a result of the Business Combination, Tango Therapeutics, Inc. was renamed Tango Therapeutics Sub, Inc. (and is sometimes referred to as Old Tango) and BCTG was renamed “Tango Therapeutics, Inc.”

Our principal corporate office is located at 201 Brookline Avenue, Suite 901, Boston, MA 02215, and our telephone number is 857-320-4900. Our website address is https://tangotx.com. We do not incorporate the information on or accessible through our website into this prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $100,000,000.

Common stock to be outstanding after this offering	Up to 199,016,980 shares, assuming sales of 90,909,090 shares of our common stock in this offering at an offering price of $1.10 per share, which was the last reported sale price of our common stock on The Nasdaq Global Market on May 8, 2025. The actual number of shares of common stock issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time on The Nasdaq Global Market or such other national securities exchange on which our common stock is then listed, through our sales agent, Jefferies LLC. See the section entitled “Plan of Distribution” on page S-14 of this prospectus supplement.

Use of Proceeds	We currently intend to use the net proceeds from the sale of any security under this prospectus supplement primarily for general corporate purposes, including funding working capital, operating expenses and to fund the research and development of our product candidates, including manufacturing and clinical trial expenses. We may also use the proceeds to make acquisitions or investments in businesses, products or technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement beginning on page S-8 and other information included in, or incorporated by reference into, this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Global Market symbol	“TNGX”

The number of shares of our common stock to be outstanding after this offering is based on 108,107,890 shares of our common stock outstanding as of March 31, 2025 and excludes:

∎	23,811,257 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2025, at a weighted average exercise price of $6.57 per share;

∎	135,750 shares of common stock issuable upon the exercise of stock options granted subsequent to March 31, 2025 through May 8, 2025, at a weighted average exercise price of $1.31 per share;

∎	1,537,157 shares of common stock issuable upon the vesting of restricted stock units as of March 31, 2025;

∎	19,050 shares of common stock issuable upon the vesting of restricted stock units granted subsequent to March 31, 2025;

∎

7,471,496 shares of common stock available for future issuance under our 2021 Stock Option and Incentive Plan (the “2021 Plan”) as of March 31, 2025, as well as any automatic increases in the number of shares of common stock reserved for issuance under the 2021 Plan;

∎

3,981,105 shares of common stock available for future issuance under our 2021 Employee Stock Purchase Plan (the “ESPP”) as of March 31 2025, as well as any automatic increases in the number of shares of common stock reserved for issuance under the ESPP;

∎	2,041,015 shares of common stock available for future issuance under the 2023 Inducement Plan as of March 31, 2025; and

∎	2,340,579 shares of common stock subject to the exercise of pre-funded warrants as of March 31, 2025.

Except as otherwise noted, the information in this prospectus supplement assumes no exercise of outstanding stock options described above.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you decide to invest in our common stock, you should carefully consider the risks and uncertainties described below and in Part I, Item 1A “Risk Factors” of our most recent annual report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement, together with all other information contained in this prospectus supplement and in our filings with the SEC that we have incorporated by reference in this prospectus supplement. If any of the following risks actually occur, our business, financial condition or results of operations could be adversely affected, which, in turn, could have a negative impact on the price of our common stock. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section above titled “Cautionary Note Regarding Forward-Looking Statements.”

Additional Risks Related to Our Common Stock and This Offering

If you purchase shares of common stock in this offering, you may suffer immediate and substantial dilution of your investment.

The price per share of our common stock in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Therefore, if you purchase shares of our common stock in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering. To the extent shares are issued under outstanding options at exercise prices lower than the price of our common stock in this offering, you will incur further dilution. Assuming that an aggregate of 90,909,090 shares of our common stock are sold at a price of $1.10 per share, the last reported sale price of our common stock on The Nasdaq Global Market on May 8, 2025, for aggregate proceeds to us of approximately $96,829,760 after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate accretion of $0.22 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2025 after giving effect to this offering and the assumed offering price. See the section entitled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering.

We have broad discretion in the use of the net proceeds from this offering and may use them in ways that you and other stockholders may not approve.

We currently expect to use the net proceeds of this offering for working capital, capital expenditures and other general corporate purposes, including to fund the research and development of our product candidates. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management will have broad discretion in the application of the net proceeds from this offering and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Our management might not spend the net proceeds in ways that improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. See “Use of Proceeds.”

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other securities convertible into or exchangeable for our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

The actual number of shares we will issue and gross proceeds resulting from those sales, at any one time or in total, is uncertain.

Subject to certain limitations in the sale agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Jefferies at any time throughout the term of the sale agreement. The number of shares that are sold by Jefferies after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with Jefferies in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares or the gross proceeds to be raised in connection with those sales, if any, that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $100,000,000 from time to time under this prospectus supplement. The amount of the net proceeds to us from this offering will depend upon the number of shares of our common stock sold and the price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sale agreement with Jefferies.

We currently intend to use the net proceeds from the sale of any security under this prospectus supplement primarily for general corporate purposes, including funding working capital, operating expenses and to fund the research and development of our product candidates, including manufacturing and clinical trial expenses. We may also use the proceeds to make acquisitions or investments in businesses, products or technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. Pending these uses, we may invest the net proceeds from this offering in short-term U.S. Treasury securities or other securities in accordance with our investment policy, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the actual net proceeds from this offering (which will depend on the market price of our common stock during the sales period, any limits we may set with Jefferies in any applicable placement notice and the demand for our common stock), the progress of our development, the status of and results from clinical trials and collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs, including the factors described under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds.

We do not expect that the net proceeds from this offering, together with our existing cash, cash equivalents and investments, will be sufficient to enable us to fund the completion of development of any of our product candidates.

DILUTION

If you invest in this offering, your ownership interest will be diluted (accreted) to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share of our common stock after giving effect to this offering.

As of March 31, 2025, we had net tangible book value of approximately 166,755,568 or $1.54 per share of our common stock, based upon 108,107,890 shares of our common stock outstanding as of that date. Historical net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of our common stock pursuant to this prospectus supplement in the aggregate amount of $100.0 million at an assumed offering price of $1.10 per share, the last reported sale price of our common stock on The Nasdaq Global Market on May 8, 2025, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of March 31, 2025 would have been $263.6 million, or $1.32 per share of common stock. This represents an immediate increase (decrease) in the net tangible book value of $(0.22) per share to our existing stockholders and an immediate dilution (accretion) in net tangible book value of $(0.22) per share to new investors. The following table illustrates this per share accretion:

Assumed offering price per share		$1.10
Net tangible book value per share as of March 31, 2025	$1.54
Increase (decrease) per share attributable to sale of shares of common stock in this offering	$(0.22)

As adjusted net tangible book value per share after this offering		$1.32

Dilution (accretion) per share to new investors purchasing shares in this offering		$(0.22)

The table above assumes for illustrative purposes that an aggregate of 90,909,090 shares of our common stock are sold pursuant to this prospectus supplement at a price of $1.10 per share, the last reported sale price of our common stock on The Nasdaq Global Market on May 8, 2025, for aggregate gross proceeds of $100.0 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price to $2.10 per share, assuming all of our common stock in the aggregate amount of $100.0 million is sold at that price, would result in an adjusted net tangible book value per share after the offering of $1.69 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $0.41 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price to $0.10 per share, assuming all of our common stock in the aggregate amount of $100.0 million is sold at that price, would result in no dilution to new investors in this offering. This information is supplied for illustrative purposes only.

The number of shares of our common stock to be outstanding after this offering is based on 108,107,890 shares of our common stock outstanding as of March 31, 2025 and excludes:

∎	23,811,257 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2025, at a weighted average exercise price of $6.57 per share;

∎	135,750 shares of common stock issuable upon the exercise of stock options granted subsequent to March 31, 2025 through May 8, 2025, at a weighted average exercise price of $1.31 per share;

∎	1,537,157 shares of common stock issuable upon the vesting of restricted stock units as of March 31, 2025;

∎	19,050 shares of common stock issuable upon the vesting of restricted stock units granted subsequent to March 31, 2025;

∎

7,471,496 shares of common stock available for future issuance under our 2021 Stock Option and Incentive Plan (the “2021 Plan”) as of March 31, 2025, as well as any automatic increases in the number of shares of common stock reserved for issuance under the 2021 Plan;

∎

3,981,105 shares of common stock available for future issuance under our 2021 Employee Stock Purchase Plan (the “ESPP”) as of March 31 2025, as well as any automatic increases in the number of shares of common stock reserved for issuance under the ESPP;

∎	2,041,015 shares of common stock available for future issuance under the 2023 Inducement Plan as of March 31, 2025; and

∎	2,340,579 shares of common stock subject to the exercise of pre-funded warrants as of March 31, 2025.

To the extent that options outstanding as of March 31, 2025 have been or may be exercised or settle, as applicable, or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently plan to retain all of our future earnings, if any, to finance the operation, development and growth of our business. We do not expect to pay any cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, provisions of applicable law and other factors the board deems relevant. Our ability to pay dividends on our common stock may be restricted by the terms of any of our future indebtedness.

PLAN OF DISTRIBUTION

We previously entered into a sale agreement with Jefferies, under which we may offer and sell our shares of common stock from time to time through Jefferies acting as agent. Pursuant to this prospectus supplement, we may offer and sell up to $100,000,000 of our shares of common stock. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell our shares of common stock under the sale agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sale agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission up to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the sale agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel, unless we and Jefferies otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sale agreement, will be approximately $484,140. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on The Nasdaq Global Market on the day following each day on which our shares of common stock are sold under the sale agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our shares of common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the sale agreement will terminate as permitted therein.

This summary of the material provisions of the sale agreement does not purport to be a complete statement of its terms and conditions. A copy of the sale agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Jefferies LLC is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s incurrence of significant operating losses and expectation to continue generating operating losses and negative cash flows from operations for the foreseeable future as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our investor website at https://tangotx.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.

This prospectus supplement is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus supplement in accordance with the rules of the SEC. For more detail about us and any securities that may be offered by this prospectus supplement, you may examine the registration statement of which this prospectus supplement forms a part, including its exhibits and schedules. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus supplement much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

∎	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025;

∎

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2024 from our amended definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on April 24, 2025;

∎	Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 12, 2025; and

∎

The description of our common stock contained in our Registration Statement on Form 8-A filed on September  2, 2020, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2024.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus supplement.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus supplement or the registration statement of which this prospectus supplement is a part.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Tango Therapeutics, Inc.

201 Brookline Ave., Suite 901

Boston, MA 02215

Attn: Corporate Secretary

857-320-4900

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Up to $100,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Jefferies

     , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered. All amounts shown are estimates except the SEC registration Fee.

SEC registration fee	$61,240
Printing and engraving	*
Accounting services	*
Legal fees of registrant’s counsel	*
Miscellaneous	*
Total	*

*	Estimated expenses not presently known.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

We have adopted provisions in our certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors and officers to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director and officer will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director or officer, except for liability for:

∎	any breach of the officer’s or director’s duty of loyalty to us or our stockholders;

∎	any act or omission of the director or officer not in good faith or that involves intentional misconduct or a knowing violation of law;

∎	for our director’s, any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions, as provided in Section 174 of the DGCL;

∎	for our officers, any derivative action by or in the right of the corporation; or

∎	any transaction from which the officer or director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our bylaws provide that:

∎

we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

∎

we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors, our executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of us or in furtherance of our rights. Additionally, certain of our directors or officers may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s or officer’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors or officers are primary and any obligation of such affiliates or other third parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Item 16. Exhibits.

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

1.1*	Form of Underwriting Agreement

1.2	Open Market Sale AgreementSM, dated September 1, 2022, by and between Tango Therapeutics, Inc. and Jefferies LLC (incorporated by reference to Exhibit 1.2 to the Registrant’s registration statement on Form S-3 filed with the SEC on September 1, 2022)

3.1	Second Amended and Restated Certificate of Incorporation of Tango Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 7, 2024)

3.2	Amended and Restated Bylaws of Tango Therapeutics, Inc. (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form S-8 filed with the SEC on October 14, 2021)

4.1	Amended and Restated Registration and Stockholder Rights Agreement, dated August 10, 2021, by and among Tango Therapeutics, Inc. and the stockholders party thereto (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Registrant on August 13, 2021)

4.2	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-4/A filed by the Registrant on July 15, 2021)

4.3*	Form of Certificate of Designations

4.4*	Form of Preferred Stock Certificate

4.5	Form of Senior Indenture between Registrant and one or more trustees to be named

4.6	Form of Subordinated Indenture between Registrant and one or more trustees to be named

EXHIBIT NO.	DESCRIPTION

4.7*	Form of Warrant Agreement and Warrant Certificate

4.8*	Form of Unit Agreement

5.1	Opinion of Goodwin Procter LLP

5.2	Opinion of Goodwin Procter LLP relating to the sale agreement prospectus

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.2)

24	Power of Attorney (included in the signature pages to the Registration Statement)

25.1**	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939, as amended

25.2**	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939, as amended

107	Filing Fee Table

*	To be filed by amendment or by a Current Report on Form 8-K.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(a)

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue; and

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 12th day of May, 2025.

TANGO THERAPEUTICS, INC.

By:	/s/ Barbara Weber
Barbara Weber, MD
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints Barbara Weber, Daniella Beckman and Douglas Barry, and each of them, with full power of substitution and resubstitution and full power to act without the other, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement on Form S-3 or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

SIGNATURE NAME	TITLE	DATE

/s/ Barbara Weber Barbara Weber, MD	President, Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2025

/s/ Daniella Beckman Daniella Beckman	Chief Financial Officer (Principal Financial and Accounting Officer)	May 12, 2025

/s/ Alexis Borisy Alexis Borisy	Director	May 12, 2025

/s/ Lesley Ann Calhoun Lesley Ann Calhoun	Director	May 12, 2025

/s/ Kanishka Pothula Kanishka Pothula	Director	May 12, 2025

/s/ John Ketchum John Ketchum	Director	May 12, 2025

SIGNATURE NAME	TITLE	DATE

/s/ Malte Peters Malte Peters, MD	Director	May 12, 2025

/s/ Mace Rothenberg Mace Rothenberg, MD	Director	May 12, 2025